UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 9, 2012

Penske Automotive Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-648-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07

Our 2012 Annual Meeting of Stockholders was held on May 9, 2012. At the Annual Meeting, the stockholders cast their votes as set forth below.

Proposal 1

The eleven director nominees named in our proxy statement were elected, each for a term expiring at the next Annual Meeting of Stockholders or until their successors are duly elected and qualified, based upon the following votes:

NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
John D. Barr	79,871,220	294,816		3,148,795
Michael R. Eisenson	79,252,883	913,153		3,148,795
Robert H. Kurnick, Jr.	78,474,535	1,691,501		3,148,795
William J. Lovejoy	79,868,621	297,415		3,148,795
Kimberly J. McWaters	76,662,199	3,503,837		3,148,795
Yoshimi Namba	78,462,759	1,703,277		3,148,795
Lucio A. Noto	69,597,200	10,568,836		3,148,795
Roger S. Penske	78,860,408	1,305,628		3,148,795
Richard J. Peters	78,464,712	1,701,324		3,148,795
Ronald G. Steinhart	79,663,521	502,515		3,148,795
H. Brian Thompson	77,388,232	2,777,804		3,148,795

Proposal 2

The proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2012 was approved based upon the following votes:

FOR	WITHHELD	ABSTAIN	BROKER NON-VOTES
83,168,421	134,462	11,948

Proposal 3

The proposal to approve, on an advisory basis, our executive compensation was approved based upon the following votes:

FOR	WITHHELD	ABSTAIN	BROKER NON-VOTES
78,139,280	466,464	1,560,292	3,148,795

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

May 9, 2012	By:	Shane M. Spradlin

Name: Shane M. Spradlin
Title: Executive Vice President